AMENDMENT TO
EMPLOYMENT AGREEMENT

W I T N E S S E T H:

WHEREAS, Prosperity Bank ("Employer") and Edward Safady ("Employee") entered into an Employment Agreement dated July 30, 2004 (the "Agreement"); and

WHEREAS, Employer and Employee desire to amend the Agreement to make certain changes relating to Section 409A of the Internal Revenue Code of 1986.

NOW, THEREFORE, the Agreement is hereby amended in the following manner:

1. Effective as of January 1, 2009, Section 5.4 is hereby added to the Agreement as follows:

5.4 Reimbursements and In-Kind Benefits. Provided Employee timely submits information with respect to reimbursable expenses as set forth above, Employer shall reimburse Employee for such expenses no later than the last day of the calendar year following the calendar year in which the expense was incurred. To the extent required by Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year will not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year. The rights to reimbursement or in-kind benefits provided under this Agreement are not subject to liquidation or exchange for another benefit.

2. Effective as of January 1, 2009, Section 6.2.3 is amended in its entirety to read as follows:

6.2.3 **Consideration**. In consideration for the above obligations of the Employee, Employer agrees to provide Employee with immediate access to Confidential Information. In addition, in exchange for Employee's promises under this Article VI, Employer will pay Employee, in one lump sum on the first day of the Non-Competition Period, a non-competition payment ("Non-Competition Payment") of (i) $150,000.00 in the event the Non-Competition Period begins on or after two years after the Closing Date, or (ii) to the extent the Non-Competition Period coincides with Employee's Liberty Non-Compete, a lump-sum payment equal to $12,500.00 per month for each month that the non-competition obligations set forth in this Section 6.2 do not overlap Employee's obligations under the two (2) Liberty Non-Compete through the Non-Competition Period.

3. Effective as of January 1, 2009, Section 8.2 is added to the Agreement to read as follows:

8.2 **Code Section 409A**. Notwithstanding any provision of this Agreement to the contrary, if at the time of Employee's "separation from service" (as defined under Section 409A of the Code ("Section 409A")) Employee is a "specified employee" (as defined under Section 409A), then to the extent that any amount to which Employee is entitled in connection with his separation from service is subject to Section 409A, payments of such amounts to which Employee would otherwise be entitled during the six (6) month period following the separation from service will be accumulated and paid in a lump sum on the earlier of (i) the first day of the seventh month after the date of the separation from service, or (ii) the date of Employee's death. The first sentence of this paragraph shall apply only to the extent required to avoid Employee's incurrence of any additional tax or interest under Section 409A or any regulations or Treasury guidance promulgated thereunder.

Notwithstanding any provision of this Agreement to the contrary, to the extent that any payment under the terms of this Agreement would constitute an impermissible acceleration or deferral of payments under Section 409A or any regulations or Treasury guidance promulgated thereunder, or under the terms of any applicable plan, program, arrangement or policy of the Employer, such payments shall be made no earlier or later than at such times allowed under Section 409A or the terms of such plan, program, arrangement or policy.

If any provision of this Agreement (or of any award of compensation) would cause Employee to incur any additional tax or interest under Section 409A or any regulations or Treasury guidance promulgated thereunder, Employer may reform such provision; provided that Employer shall (i) maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A and (ii) notify and consult with Employee regarding such amendments or modifications prior to the effective date of any such change.

*[Signature Page Follows]*

IN WITNESS WHEREOF, Employer and Employee have executed this Amendment to the Agreement on this 24 day of December, 2008.

PROSPERITY BANK

By: [signature]

Name: David Zalman

Title: Senior Chairman and CEO

EMPLOYEE

By: [signature]

Name: Edward Safady